UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2021

Lexicon Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30111	76-0474169
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2445 Technology Forest Blvd., 11th Floor
The Woodlands, Texas 77381
(Address of principal executive offices and Zip Code)

(281) 863-3000
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	LXRX	The Nasdaq Global Select Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) (c) (e) On September 3, 2021, in preparation for the potential commercial launch of sotagliflozin, if approved, and management of future growth of our company, our board of directors appointed Jeffrey L. Wade as president, effective October 1, 2021, continuing to report to Lonnel Coats, who remains our chief executive officer. As of the effective date of Mr. Wade's appointment, Mr. Coats will continue to serve as our chief executive officer and perform the function of our principal executive officer and Mr. Wade will serve as our president and chief financial officer and perform the functions of our president and principal financial officer.

In connection with such appointment, Mr. Wade's base annual salary will be increased from $475,134 to $505,000 and his bonus target will be increased from 40% to 50% of his base salary.

Mr. Wade, 56, has been our executive vice president, corporate and administrative affairs and chief financial officer since 2015 and previously served in a series of finance and legal leadership positions since joining our company in 1999. Before joining our company, Mr. Wade was a partner with the law firm of Andrews & Kurth L.L.P., where he represented companies in the biotechnology, information technology and energy industries. Mr. Wade is a member of the board of directors of the Texas Healthcare and Bioscience Institute. He received his B.A. and J.D. from the University of Texas.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lexicon Pharmaceuticals, Inc.

Date: September 9, 2021	By:	/s/ Brian T. Crum
Brian T. Crum
Vice President and General Counsel